Exhibit 99.2

                           STOCK OPTION AGREEMENT

               AGREEMENT made as of the 31st day of January, 1995, by and between CULLIGAN HOLDINGS, INC. (to be renamed Culligan Water Technologies, Inc.), a Delaware corporation (the "Company"), and DOUGLAS A. PERTZ, a resident of Illinois (the "Executive").

                           W I T N E S S E T H :

               WHEREAS, pursuant to the Employment Agreement (the
     "Employment Agreement") with the Executive dated as of December 15, 1994, the Executive was granted certain Equity Rights (as defined in the Employment Agreement),

               WHEREAS, the Employment Agreement contemplates that, under certain circumstances, the Equity Rights would take the form of options to purchase shares of the Company's common stock, par value $.01 per share ("Common Stock"), at an exercise price determined in accordance with the formula set forth in the Employment Agreement.

               WHEREAS, the Executive and the Company desire to confirm that the terms of the options set forth herein conform in all respects to the Equity Rights granted pursuant to the Employ-ment Agreement.

               NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the Company and the Executive hereby agree as follows:

               1. Confirmation of Grant of Option. The Company, subject to the terms and conditions of this Agreement, hereby confirms that the Executive has been granted, effective January 31, 1995 (the "Date of Grant"), as a matter of separate induce-ment and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase from the Company (i) 204,760 shares of Common Stock (the "Series A Options") and (ii) 286,666 shares of Common Stock (the "Series B Options" and, together with the Series A Options, the "Options"), each subject to separate terms and conditions as provided herein and each subject to adjustment as provided in Section 6 hereof. The Series A Options and the Series B Options shall constitute two separate components, each of which shall be exercisable independently and each of which shall be subject to separate vesting criteria as provided in Section 4 hereof.

               2. Exercise Price. The exercise price per share (the "Exercise Price") for the Options shall be $9.98, subject to adjustment as provided in Section 6 hereof.

               3. Non-transferability of Options. The Options may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execu-tion, attachment or other process otherwise than by will or by the laws of descent and distribution, and the Options may be exercised during the lifetime of the Executive only by him; provided that the Executive shall be entitled, upon written notice to the Company, to transfer any or all of the Options to certain of his immediate family members or to trusts for the benefit of such family members, in each case to the extent contemplated under Rule 16b-3(a)(2) promulgated under the Securi-ties Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "Permitted Transferees"), provided, further, that no such transfer may be made for consideration, and provid-ed, further, that the Options shall not be transferable to the extent that such transferability would cause Form S-8 not to be available to register the Common Stock that is issuable upon exercise of the Options so transferred. Any purported assign-ment, transfer, pledge, hypothecation or other disposition of any of the Options attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon any of the Options, shall be null and void and without effect. Following any attempt to make any such assign-ment, transfer, pledge, hypothecation or other disposition of any of the Options or any attempt to make any such levy of execution, attachment or other process contrary to the provisions of this Agreement, such Options shall terminate if the Board of Directors of the Company or any duly authorized committee thereof (the "Board"), in its sole discretion, gives written notice of such termination to the Executive or to the person or persons to whom such options purportedly have been assigned, transferred, dis-posed of, pledged or hypothecated; provided that any such termi-nation of the Options under this Section 3 shall not prejudice any rights or remedies that the Company may have under this Agreement or otherwise.

               4. Term and Exercise of Options. (a) The Options shall remain outstanding (subject to the vesting and exercisability provisions provided herein) during a period of ten
     (10) years beginning on the Date of Grant (the "Option Term"), subject to earlier termination or cancellation pursuant to
     Section 3 or Section 5 hereof; provided that (i) the Options may not be exercised more than once in any calendar quarter and (ii) the aggregate Exercise Price with respect to any one such exer-cise shall not be less than $100,000.

               (b) The Series A Options shall vest and become exer-cisable with respect to one-third (1/3) of the shares subject thereto on each of January 31, 1996, January 31, 1997 and January 31, 1998; provided that the Executive shall have remained contin-ually employed by the Company or any of its subsidiaries through such dates of vesting.

               (c) The Company has established certain performance goals (the "Performance Goals") applicable to the Series B Options for each of the fiscal years ending January 31, 1996, January 31, 1997 and January 31, 1998 (the "Reference Years"). The Performance Goals are set forth on Exhibit A hereto. The Series B Options shall vest and become exercisable with respect to one-third (1/3) of the shares subject thereto for each Refer-ence Year, if the Company attains Performance Goals applicable to such Reference Year; provided that the Executive shall have remained continually employed by the Company or any of its subsidiaries throughout such Reference Year.

               (d) The Company acknowledges and confirms that the Series A Options and the Series B Options that are subject to vesting on January 31, 1996 and for the Reference Year ending January 31, 1996, respectively, have fully vested and are exer-cisable.

               (e) Notwithstanding the failure to attain any Perfor-mance Goal, all Series B Options shall vest and become exercis-able on January 31, 2004 so long as the Executive remains contin-ually employed by the Company or any of its subsidiaries from the date hereof and through such vesting date.

               (f)  Except as otherwise provided in Section 3 or
     Section 5 hereof, Options that have vested (regardless of the provision of this Agreement pursuant to which vesting occurred) shall accumulate and may be exercised in whole at anytime or in part from time to time until the earlier to occur of the expira-tion of the Option Term and the expiration of seven (7) months after the date of the termination of the Executive's employment with the Company, which date shall be the Date of Termination (as defined in the Employment Agreement) during the Term. The Executive shall not have any rights to dividends or any other rights of a stockholder of the Company with respect to any shares of Common Stock underlying the Options until such shares have been issued to him upon the exercise of the Options.

               5. Termination. The Executive's rights with respect to the Options upon death or the termination of his employment with the Company are as follows:

               (a) Cause. If the Executive is terminated from his employment with the Company for Cause (as defined in the Employ-ment Agreement), then all the Options (whether vested or unvested) shall automatically terminate and be cancelled (without any action on the part of the Company) on the date upon which Preliminary Notice is given pursuant to Section 5(c) of the Employment Agreement, provided that the Executive's employment is thereafter terminated in accordance with the provisions of
     Section 5(c) of the Employment Agreement.

               (b) Disability. If the Executive is terminated from his employment with the Company by reason of disability in accordance with Section 5(b) of the Employment Agreement, then all unvested Options shall automatically terminate and be cancel-led (without any action on the part of the Company) on the effective date of such termination. All Options that have vested prior to such date shall remain exercisable until the earlier to occur of (i) the first anniversary of such date and (ii) the expiration of the Option Term.

               (c) Death. If the Executive dies while employed by the Company, then all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of death. Following the Executive's death his executors, administrators, legatees or distributees may exercise the Options that have vested prior to the date of death for a period of one year following the date of death.

               (d)  Other Terminations of Employment.

                    (i) If, during the Term, the Executive's employ-ment with the Company is terminated by the Executive other than for Good Reason (as defined in the Employment Agreement), then all unvested Options shall automatically terminate and be cancel-led (without any action on the part of the Company) on the date of such termination. All Options that have vested prior to such date shall remain exercisable until the earlier to occur of (x) the ninetieth day following such date and (y) the expiration of the Option Term.

                    (ii) If the Executive's employment with the Company is terminated (A) by the Company without Cause other than for disability or (B) by the Executive for Good Reason (except with respect to a termination described in Section 5(d)(iii) hereof), then, as of the date of such termination, (1) the Series A Options shall become fully and immediately vested, (2) to the extent that any Series B Options have not vested because the applicable Performance Goal was not met with respect to a Refer-ence Year that ended on or before the date of such termination, such Series B Options shall automatically terminate and be cancelled (without any action on the part of the Company) and (3) any Series B Options that have not vested and are subject to vesting based on Performance Goals for Reference Years ending after the date of such termination shall become fully and immedi-ately vested; provided that in the case of any Series B Options that are subject to vesting based on Performance Goals for the Reference Year ending January 31, 1998, such Options shall not vest unless the performance of the Company for the Reference Year ending January 31, 1997 shall equal or exceed the sum of (x) the Performance Goals applicable to the Reference Year ending January 31,, 1996 plus (y) 80% of the excess of the Performance Goals applicable to the Reference Year ending January 31, 1997 over the Performance Goals applicable to the Reference Year ending January 31, 1996; and provided, further, that (a) if such termination occurs during the ninety (90) day period immediately preceding the date on which the Company or any controlling stockholder of the Company reaches an agreement in principle with respect to a transaction that shall, upon consummation, result in a Change in Control or (b) with respect to a termination for Good Reason, the conduct of the Company that gives rise to such termination occurs during such ninety (90) day period, then, in either case, such termination of employment shall be ignored for purposes of this
     Section 5(d)(ii), and the Executive shall be deemed to have elected to terminate his employment for Good Reason immediately following such Change in Control pursuant to Section 5(d)(iii) hereof. All Options that have vested prior to such date of termination, or that become vested pursuant to the provisions of this paragraph (d)(ii), shall remain exercisable until the earlier to occur of (x) the first anniversary of such date of termination and (y) the expiration of the Option Term.

                    (iii) If the Executive terminates his employment for Good Reason following a Change in Control pursuant to Section 5(d)(v) of the Employment Agreement, the Series A Options shall become fully and immediately vested and all the Series B Options that have not vested because the applicable Reference Year has not ended as of the date of such termination shall become fully and immediately vested, in each case as of the date of such termination. All Options that have vested prior to such date of termination, or that become vested pursuant to the provisions of this paragraph (d)(iii), shall remain exercisable until the earlier to occur of (x) the first anniversary of such termination and (y) the expiration of the Option Term.

               (e)  Termination Date.  For purposes of Sections 5(a),
     (b), (d) and (f) hereof, the date of termination of the Executive's employment shall be the Date of Termination (as defined in the Employment Agreement).

               (f) Extension After Certain Terminations. If the Executive's employment with the Company is terminated other than for a reason described in paragraph (a), (b), (c) or (d)(i) above, and the Executive dies or becomes disabled within ninety
     (90) days after such termination of employment, the Executive's executors, administrators, legatees or distributees may exercise the Options, to the extent vested and exercisable as of the date of termination, until the first anniversary of the date of termination. If the Executive's employment with the Company is terminated other than for the reasons described in Section 5(a) and such termination occurs on or after the end of any Reference Year and before the Board has determined whether the Performance Goals for such Reference Year have been attained, the Executive shall get the benefit of any vesting of Series B Options associ-ated with the attainment of the Performance Goals for such Reference Year regardless of any provisions of this Section 5 to the contrary notwithstanding.

               6. Certain Adjustments. The number and kind of securities that may be purchased upon the exercise of the Options and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of any of the following events after the first date on which the Company shall have 15,889,450 shares of Common Stock outstanding.

               (a) Recapitalization, Capital Reorganization, Reclas-sification, Consolidation, Merger or Sale. In case of any recapitalization or capital reorganization of the Company or any reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and that does not result in any reclassification of or change in the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combina-
     tion)), or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Executive shall thereafter have the right to acquire upon exercise of the Options, in lieu of each share of Common Stock theretofore issuable upon exercise of the Options, the kind and amount of shares of capital stock, other securities, money and/or property receivable in respect of each share of Common Stock upon such recapitalization, reorganization, reclas-sification, consolidation, merger, sale or transfer. The provi-sions of this paragraph (a) shall similarly apply to successive recapitalizations, reorganizations, reclassifications, consolida-tions, mergers, sales and transfers.

               (b) Subdivision or Combination of Shares. If the Company shall subdivide or combine its outstanding shares of Common Stock, (i) in case of subdivision of shares, the Exercise Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Exercise Price shall be propor-tionately increased (as at the effective date of such combination or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination. In the event that an adjustment pursuant to this paragraph (b) is made as of the record date for purposes of any subdivision or combination and such subdivision or combination is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

               (c) Certain Dividends and Distributions. If the Company shall pay a dividend on, or make any other distribution to the holders of, its outstanding Common Stock in shares of its Common Stock, the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of Common Stock for the purpose of receiving such dividend or other distri-bution (or if no such record is taken, as of the date of such payment or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such record date (or if no such record is taken, immediately prior to such payment or other distribution), by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; provided that if the forego-ing adjustment is made to the Exercise Price as of a record date for such dividend or other distribution and such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

               (d) Adjustment Number of Shares. Upon each adjustment and readjustment of the Exercise Price pursuant to paragraph (b) or (c) of this Section 6, the number of shares of Common Stock then issuable upon exercise of the Options shall be adjusted, to the nearest 1/10th of a whole share, to the product obtained by multiplying such number of shares issuable upon exercise of the Options immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

               7. Method of Exercise of Options. (a) Subject to the terms and conditions of this Agreement, the Options shall be exercisable by notice (an "Exercise Notice") and payment to the Company in accordance with the procedure prescribed herein. Once given, such notice shall be irrevocable. If the Executive fails to accept delivery of and pay for all or any part of the number of shares specified in the Exercise Notice upon tender or deliv-ery thereof, his right to exercise the Options with respect to such undelivered shares may be terminated in the sole discretion of the Board.

               (b) Each Exercise Notice shall (i) state whether the Series A Options or the Series B Options are being exercised and the number of shares in respect of which they are being exer-cised, (ii) be accompanied by payment as provided in paragraph
     (c) below and (iii) be signed by the person or persons entitled to exercise such Options. If such Options are being exercised by any person or persons other than the Executive, the Exercise Notice shall be accompanied by proof, satisfactory to the Company and its counsel, of the right of such person or persons to exercise such Options.

               (c) Payment of the Exercise Price shall be made by delivering to the Company (i) a certified or bank cashier's check payable to the Company or its order or a wire transfer directly to an account specified by the Company, (ii) shares of Common Stock to be issued pursuant to the Options being exercised and having an aggregate Fair Market Value (as defined below) on the date on which the Exercise Notice is given equal to the Exercise Price, (iii) a copy of irrevocable instructions to a registered broker/dealer to deliver promptly to the Company an amount of proceeds from the sale of shares of Common Stock to be issued pursuant to the Options being exercised or of a loan made with respect to shares of Common Stock to be issued pursuant to the Options being exercised sufficient, in either case, to pay the Exercise Price or (iv) subject to the last sentence of Section 8, a Note (as defined below) as provided in Section 9.

               (d) The certificate or certificates representing shares of Common Stock to be issued upon exercise of the Options shall be registered in the name of the person or persons exercis-ing such Options (or, if such Options are exercised by the Executive and if the Executive so requests in the applicable Exercise Notice, shall be registered in the name of the Executive and his spouse jointly, with right of survivorship) but only upon compliance with all the provisions of this Agreement, and such certificate or certificate shall be delivered within 10 days after receipt of payment and completion of such compliance by the Executive, provided that in the case of clause (iii) of the first sentence of Section 7(c), the Company shall not be required to make delivery of the certificate or certificates until payment is actually received from such broker/dealer.

               (e) The Company shall have no obligation to issue or deliver fractional shares of Common Stock upon exercise of the Options but may, in its sole discretion, elect to do so. In lieu of issuing any such fractional share the Company shall pay to the person exercising the Options, promptly following such exercise, an amount in cash equal to the Fair Market Value, as of the date of exercise, of such fraction of a share.

               8. Registration Rights. The Company shall file a registration statement on Form S-8 (or any successor form for registration under the Securities Act of 1933, as amended) with respect to the Common Stock underlying the Options and cause such registration statement to become effective not later than Septem-ber 30, 1996. After such registration statement becomes effec-tive, the Company shall use its best efforts to cause such registration statement to remain effective at all times during which the Options remain outstanding or the Executive holds shares of Common Stock issued upon exercise of the Options.

               9. Loan.1 (a) If the Common Stock underlying any Options would not be Freely Transferable (as defined below) upon issuance, subject to the provisions of this Section 9, the Executive may pay the Exercise Price upon the exercise of such Options by delivering with the Exercise Notice a promissory note (the "Note") in the form attached hereto as Exhibit B in an amount equal to the aggregate Exercise Price of the Options being exercised pursuant to such Exercise Notice. The Note shall be fully recourse to the Executive and shall be secured by a pledge of the Executive's shares of Common Stock (the "Pledge Shares") having an aggregate Fair Market Value, as of the day on which

     ___________________
     1 The margin regulations require reporting of margin loans of $200K and larger.


     such Exercise Notice is given (the "Exercise Date") that is equal to 125% of the principal amount of the Note (or such greater percentage as may be required by any applicable law or regula-tion, including without limitation Regulation G promulgated by the Board of Governors of the Federal Reserve System). The Note shall bear interest at a rate per annum equal to the lowest commercial bank borrowing rate per annum available to the Company (the "Base Rate") as of the day before the Exercise Date and shall mature on the earlier of (A) the ninetieth (90th) day after such shares of Common Stock become Freely Transferable, (B) the day that is two and one half (2-1/2) years after the Exercise Date and (C) the Put Right Exercise Date (as defined below). So long as the conditions of this Section 9 are satisfied, the Executive may tender a Note in payment of the Exercise Price with respect to successive groups of Options. Notwithstanding the foregoing to the contrary, if at the time that the Executive exercises any of the Options applicable law requires that any portion of the purchase price of shares of Common Stock be paid for in cash or property other than a promissory note in order for such shares to be fully paid within the meaning of such applica-ble law, then the Executive shall pay such portion of the Exer-cise Price with respect to such Options in cash or such other property as the Executive and the Company may agree and the principal amount of the Note shall be reduced accordingly.

               (b) The obligation of the Company to accept a Note in payment of the Exercise Price in respect of Options shall be subject to the satisfaction by the Executive of the following conditions, and by tendering a Note in full (subject to the last sentence of Section 9(a)) payment of the Exercise Price, the Executive is deemed to represent and warrant that all such conditions have been satisfied:

                         (i) As of the Exercise Date, either (a) the Executive is employed by the Company or (b) if the Executive is not so employed, the Executive's employment was terminat-ed by the Company without Cause or by the Executive for Good Reason.

                         (ii) The Executive shall deliver a completed Note having a principal amount equal to the aggregate Exercise Price (or the balance of the aggregate Exercise Price after subtracting the amount thereof paid or to be paid as cash or other property pursuant to the last sentence of Section 9(a)) of the Options to be exercised, payable to the order of the Company, dated as of the Exercise Date and executed by the Executive.

                         (iii) The Executive shall deliver a completed stock pledge agreement (the "Pledge Agreement") in the form attached hereto as Exhibit C with respect to the Pledged Shares, dated as of the Exercise Date and executed by the Executive.

                         (iv) The Executive shall deliver the Pledged Shares accompanied by stock assignments duly executed in blank with signatures appropriately guaranteed or witnessed.

                         (v) No Event of Default (as defined in the Note) has occurred and is continuing as of the Exercise Date and no event that, with the giving of notice or the passage of time or both, would become an Event of Default has occurred and is continuing.

                         (vi) No default or breach has occurred and is continuing with respect to any previously given Note or Pledge Agreement that is outstanding as of the Exercise Date.

               (c) The "Fair Market Value" per share of Common Stock, as of any date of determination, shall mean (i) the closing sales price per share of Common Stock, on the national securities exchange on which such stock is principally traded, on the next preceding date on which there was a sale of such stock on such exchange, or (ii) if the shares of Common Stock are not listed or admitted to trading on any such exchange, the closing price as reported by the Nasdaq Stock Market for the last preceding date on which there was a sale of such stock on such exchange, or
     (iii) if the shares of Common Stock are not then listed on a national securities exchange or on the Nasdaq Stock Market, the average of the highest reported bid and lowest reported asked prices for the shares of Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations ("NASDAQ") system for the last preceding date on which such bid and asked prices were reported, or (iv) if the shares of Common Stock are not then listed on any securities exchange or prices therefor are not then quoted in the NASDAQ system, such value as determined in good faith by the Board; provided that Fair Market Value shall be determined without taking into account any dis-count to reflect the fact that the shares of Common Stock may not be freely transferred by the Executive or to reflect a lack of liquidity in the market for the shares of Common Stock; provided, further, that "Fair Market Value" shall be determined by a nationally recognized investment banking firm acceptable to the Company and the Executive if the Public Stock Date (as defined in the Employment Agreement) has not occurred as of the time when the Executive exercises the Put Right.

               (d) Shares of Common Stock shall be deemed to be "Freely Transferable" if such shares are subject to a currently effective registration statement under the Securities Act or, in the opinion of counsel to the Company, may be transferred in a public sale without registration under the Securities Act.

          10. Put Right. If any shares of Common Stock received by the Executive upon exercise of the Options (the "Option Shares") are not Freely Transferable when issued and if such shares do not become Freely Transferable within seven (7) months after the date of issuance, then the Executive shall have the right (the "Put Right") to require the Company to purchase such Option Shares at a price per share (the "Put Price") that is equal to the Fair Market Value thereof as of the Put Right Exercise Date; provided that the Put Right shall terminate when such shares become Freely Transferable, and such right shall not thereafter be revived for any reason. The Executive shall exercise the Put Right by giving written notice to the Company of the election to exercise the Put Right, which notice shall set forth (i) the number of Option Shares with respect to which the Put Right is exercised, (ii) the date of issuance of such shares and (iii) the date upon which the Company shall purchase such shares (the "Put Right Exercise Date"), which date shall be not earlier than 30 days after the date on which such notice is given. Once given, such notice shall be irrevocable. On the Put Right Exercise Date, the Executive shall deliver to the Company the certificate or certificates representing the Option Shares with respect to which the Put Right is being exercised and the Company shall pay the Put Price fifty percent (50%) in cash and fifty percent (50%) in the form of a promissory note in the form attached hereto as Exhibit D (the "Put Note"), provided that in lieu of paying the Put Price in cash and Put Notes, the Company, at its sole discretion, may set-off its obligation to pay the Put Price under this Section 10 against the Executive's obligation to pay the principal of and accrued but unpaid interest on any Notes that remain outstanding. The Put Note shall bear interest at a rate equal to the Base Rate on the day before the Put Right Exercise Date per annum. The principal of the Put Note shall be payable in two equal installments, and on each of the first and second anniversaries of the Put Right Exercise Date, in each case together with accrued but unpaid interest on the Put Note. So long as the conditions of this Section 10 are met, the Executive may exercise the Put Right with respect to successive groups of Option Shares, provided that such Put Right shall not be exer-cised with respect to Option Shares having an aggregate Fair Market Value less than $100,000.

          11. Conversion of Series B Options Upon a Change in Control. If a Change in Control occurs and the Executive does not terminate his employment for Good Reason pursuant to Section 5(d)(v) of the Employment Agreement, the Series B Options that are applicable to Reference Years ending after the date of such Change in Control shall automatically be converted into Series A Options (the "Converted Options") on the later to occur of (a) the ninetieth (90th) day following such Change in Control and (b) the tenth (10th) day after the Executive no longer has the right to terminate his employment for Good Reason as a result of such Change in Control (the later of such dates, the "Conversion Date"), and the Converted Options shall vest on the same schedule and in the same proportion as all Series A Options that have not vested on the day immediately preceding the date on which the Change in Control occurred; provided that if all Series A Options are fully vested as of the day immediately preceding the date on which the Change in Control occurs, the Converted Options shall become fully and immediately vested as of the Conversion Date.

          12. No Right To Continued Employment. Nothing in this Agreement shall confer upon the Executive the right to continue in the employ of the Company or to be entitled to any right or benefit not set forth in this Agreement or to interfere with or limit in any way the right of the Company to terminate the Executive's employment in accordance with the Employment Agree-ment.

          13. Withholding Taxes. The Company shall have the right to require the Executive (or such other person, if any, who has the right to exercise the Options) to pay to the Company in cash the amount of any federal, state, local and foreign income and other taxes that the Company may be required to withhold before delivering to the Executive (or such other person) a certificate or certificates representing shares of Common Stock issuable hereunder. Notwithstanding the foregoing sentence, subject to Section 15 hereof, the Executive may elect to cause Common Stock issuable upon the exercise of any of the Options, having a Fair Market Value) equal to the amount of such withhold-ing obligation, to be withheld by the Company in satisfaction of such obligation.

          14. Approval of Counsel. Any exercise of the Options and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act and the Exchange Act and the respective rules and regulations thereunder, the require-ments of any stock exchange upon which the Common Stock may then be listed and any applicable state securities or "blue sky" laws. The Executive understands that, as of the date hereof, neither the Options nor the shares of Common Stock issuable upon exercise of the Options have been registered under the Securities Act or any applicable state securities or "blue sky" laws.

          15. Resale of Common Stock. Upon any sale or transfer of the Common Stock purchased upon exercise of the Options, the Executive (or other transferor) shall deliver to the Company an opinion of counsel, which opinion shall be satisfactory to the Company, to the effect that either (i) such sale or transfer of such Common Stock has been registered under the Securities Act and there is in effect a current registration statement contain-ing a prospectus meeting the requirements of section 10(a) of the Securities Act that is being or shall be delivered to the pur-chaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Stock to be sold or trans-ferred or (ii) the sale of such Common Stock in the manner described in the opinion shall not violate section 5 of the Securities Act.

          The certificates representing the shares of  Common
     Stock issued upon exercise of the Options shall bear a legend in substantially the following form:

               THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT AND ANY APPLICABLE STATE SECURITIES LAWS IS APPLICABLE.

          16. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been given when (i) delivered by hand or (ii) (unless otherwise specified) 5 days following mailing by United States certified mail, return receipt requested, postage prepaid, (iii) when delivered if sent by overnight service or (iv) when transmitted by facsimile (with electronic or written confirmation of re-ceipt), in each case addressed as follows:

                    Culligan Water Technologies, Inc.
                    One Culligan Parkway
                    Northbrook, Illinois 60062
                    Attention:  General Counsel
                    Fax:  (708) 205-6050

                    with copies to:

                    Gregory A. Fernicola, Esq.
                    Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                    New York, New York  10022

          All notices to the Executive or other person or persons then entitled to exercise the Options shall be addressed to the Executive or such other person or persons at:


                    Douglas A. Pertz
                    50 Grey Fox Run
                    Bentleyville, Ohio  44022-3392
                    Fax:  (216) 247-0922

                    with a copy to:

                    James F. Streicher, Esq.
                    Calfee, Halter & Griswold
                    800 Superior Avenue, Suite 1800
                    Cleveland, Ohio 44114
                    Fax:  (216) 241-0816

          Anyone to whom a notice may be given under this Agree-ment may designate a new address by notice to that effect.

          17. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be binding upon the Executive and, to the limited extent set forth herein, the Executive's heirs and legal representatives. No other person shall have any rights under this Agreement.

          18. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions herein, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

          19. Entire Agreement. The parties hereto agree that this Agreement and its attachments contain the entire understand-ing and agreement between them respecting the subject matter hereof, and supersedes all prior understandings and agreements between the parties respecting the subject matter hereof, and that the provisions of this Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto.

          20. Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be per-formed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          21. Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of New
     York, without regard to the conflicts of law principles thereof.

          22. Incorporation by Reference. The incorporation herein of any terms by reference to another document shall not be affected by the termination of any agreement set forth in such other document or the invalidity of any provision thereof.

          23. Time Periods. Any action required to be taken under this Agreement within a certain number of days shall be taken within that number of calendar days; provided that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken shall be auto-matically extended to the next business day.

          24. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Agree-ment to be executed by an authorized officer and the Executive has hereunto set his hand all as of the day, month and year first above written.

                              CULLIGAN WATER TECHNOLOGIES, INC.

                              By: _________________________________
                                  Name:
                                  Title:

                              Executive

                              _______________________________________
                              Douglas A. Pertz